EXHIBIT 99.5

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
Caremark Rx, Inc.
211 Commerce Street Suite 800
Nashville, Tennessee 37201

Dear Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter as Annex F to, and to the reference thereto under the captions “SUMMARY — Opinions of Financial Advisors — Caremark” and “THE MERGER — Opinions of Financial Advisors to Caremark” in, the joint proxy statement/prospectus of CVS Corporation (“CVS”) and Caremark Rx, Inc. (“Caremark”) relating to the proposed transaction involving CVS and Caremark (the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of CVS. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS Securities LLC
______________________________
UBS SECURITIES LLC

New York, New York
December 18, 2006